                                                                   EXHIBIT 10.35


                               RESEARCH AGREEMENT


        THIS AGREEMENT ("AGREEMENT") is entered into as of the _____ day of _________, 1998 ("EFFECTIVE DATE") by and between RIBOGENE INC., a California corporation ("RIBOGENE"), and DAINIPPON PHARMACEUTICAL CO., LTD. ("DAINIPPON"), a corporation organized under the laws of Japan.

                                    RECITALS

        WHEREAS, RiboGene has developed screening assays and other technology useful in the identification of anti-bacterial compounds; and

        WHEREAS, Dainippon and RiboGene possess and will acquire libraries of natural and synthetic compounds which have potential therapeutic pharmaceutical utility; and

        WHEREAS, RiboGene and Dainippon desire to establish a research relationship where RiboGene will screen both company's compound libraries using certain assays, and will conduct research with some or all of the compounds which show activity in those assays;

        WHEREAS, the parties desire to develop and commercialize one or more compounds discovered under this Agreement under a separate agreement granting Dainippon certain licenses ("LICENSE AGREEMENT") executed by and between the parties of even date herewith;

        WHEREAS, in connection with the establishment of the relationship between the parties, on or before February 13, 1998 Dainippon is purchasing shares of RiboGene stock in the amount of US$ 2 million pursuant to a stock purchase agreement agreed upon between the parties on or before February 5, 1998;

        NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1 "ACTIVE COMPOUND" shall mean each Dainippon or RiboGene Substance which meets the criteria set forth in Exhibit 1.1 (including any such Substance which was screened in Assays prior to the Effective Date and for which the Research Committee determines that such criteria are met), and each derivative or analogue thereof developed in the course of, but not after, the Research Program or the Tail End Period, if such derivative or analog thereof meets the criteria set forth in Exhibit 1.1.

        1.2 "AFFILIATE" shall mean (i) any corporation or other entity ("Parent") which directly or indirectly owns or controls at least fifty percent (50%) of the outstanding voting securities of a party, (ii) any corporation or other entity in which a party owns or controls at least


                                       1.

fifty percent (50%) equity interest, and (iii) any corporation or other entity in which a Parent of a party owns or controls at least fifty percent (50%) equity interest.

        1.3 "ASSAYS" shall mean the Target specific assays of RiboGene described in Exhibit 1.3, and any additional Target specific assays developed by or licensed (with the right to sublicense) to RiboGene during the Research Term. Prior to their use in the Research Program, Exhibit 1.3 shall be amended to include such additional assays.

        1.4 "COLLABORATION KNOW-HOW" shall mean all inventions, discoveries, materials and information developed by either party in the course of the Research Program, but not after the Research Program. Collaboration Know-How shall not include Collaboration Patents.

        1.5 "COLLABORATION PATENTS" shall mean any and all patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, continuations-in- part, which cover inventions or discoveries made by either party alone or both parties jointly in the course of the Research Program, but not after the Research Program.

        1.6 "COLLABORATION TECHNOLOGY" shall mean all Collaboration Patents and Collaboration Know-How.

        1.7 "CONFIDENTIAL INFORMATION" shall mean a party's confidential information, including, without limitation, Dainippon Know-How, RiboGene Know-How, Collaboration Know-How, Research Plans, engineering designs and drawings, research data, manufacturing processes and techniques, scientific, manufacturing, marketing, and business plans, financial or personnel matters relating to the party, its present or future products, sales, suppliers, customers, employees, investors or business.

        1.8 "DAINIPPON KNOW-HOW" shall mean all inventions, discoveries, materials and information which both (i) Dainippon owns, controls or has a license to (with a right to sublicense) as of the Effective Date or which arise outside of the Research Program or the Development Program from time to time during the term of this Agreement or the License Agreement, and (ii) are necessary or useful for the conduct of the Research Program, the Development Program, or the manufacture, use or sale of Products. Dainippon Know-How shall not include Dainippon Patents.

        1.9 "DAINIPPON PATENTS" shall mean any and all patents other than Collaboration Patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, continuations-in-part, which (i) Dainippon owns, controls or has a license to (with the right to sublicense) as of the Effective


                                       2.

Date, and (ii) would be infringed by the conduct of the Research Program, the Development Program, or the manufacture, use or sale of Products.

        1.10 "DAINIPPON SUBSTANCES" shall mean those natural extracts, natural compounds and synthetic compounds which Dainippon owns or has licensed or sublicensed, and has the right to license or sublicense as of the Effective Date or during the Research Term, and which are screened in Assays in the course of the Research Program.

        1.11 "DAINIPPON TECHNOLOGY" shall mean, collectively, the Dainippon Patents, the Dainippon Know-How and the Dainippon Substances.

        1.12 "DEVELOPMENT PROGRAM" shall mean the program of preclinical and clinical development activities undertaken by Dainippon pursuant to the License Agreement.

        1.13    "FDA" shall mean the United States Food and Drug Administration.

        1.14 "FIELD" shall mean therapeutic treatment of bacterial infections in humans with anti-bacterial pharmaceutical products which have activity against the Targets.

        1.15 "GLP TOXICOLOGY STUDIES" shall mean the preclinical toxicology studies carried out in accordance with Good Laboratory Practices described in the U.S. Federal Register dated December 22, 1988, as amended, or the Japanese or European equivalent, which are intended to enable the filing of an IND.

        1.16 "INACTIVE DERIVED COMPOUND" shall mean each derivative or analogue of Dainippon Substance or RiboGene Substance synthesized in the course of, but not after, the Research Program, which does not meet the criteria set forth in Exhibit 1.1.

        1.17 "IND" stands for "Investigational New Drug Application" and shall mean an application for approval by the FDA or the equivalent non-U.S. regulatory authority, to commence human clinical testing of a drug.

        1.18 "LICENSED BACK-UP COMPOUNDS" shall mean [*] Active Compounds recommended by the Research Committee and selected by Dainippon which are of the same chemical class as a Licensed Compound.

        1.19 "LICENSED COMPOUND" shall mean a compound which is an Active Compound and which is recommended by the Research Committee and selected by Dainippon for GLP Toxicology Studies and further development under the License Agreement.

        1.20 "NDA" or "NEW DRUG APPLICATION" shall mean an application for approval by the FDA or an equivalent non-U.S. authority required for the marketing and sale of a Product in the Territory.

        1.21    "PRODUCT" shall have the meaning as defined in the License
Agreement.

        1.22 "REGULATORY APPROVAL(S)" shall mean all approvals of INDs and NDAs, new drug approvals, marketing approvals, pricing approvals, licenses, permits, and other


                                       3.

authorizations, which are required for conducting clinical trials with a Product, and for manufacturing and selling a Product in compliance with applicable laws and regulations in the Territory;

        1.23 "RESEARCH PROGRAM" shall mean the research program with respect to the Targets described in Exhibit 1.23 hereto, as amended from time to time by the Research Committee in accordance with Section 2.2(c).

        1.24 "RESEARCH COMMITTEE" shall mean that committee formed pursuant to Section 2.2 hereof.

        1.25 "RESEARCH TERM" shall mean the period of three (3) years commencing on the Effective Date, unless extended pursuant to Section 2.2(c).

        1.26 "RIBOGENE KNOW-HOW" shall mean all inventions, discoveries, materials and information which both (i) RiboGene owns, controls or has a license (with a right to sublicense) as of the Effective Date or which arise outside the Research Program or the Development Program during the term of this Agreement or the License Agreement, and (ii) are necessary or useful for the conduct of the Research Program, the Development Program, or the manufacture, use or sale of Products. RiboGene Know-How shall not include RiboGene Patents.

        1.27 "RIBOGENE PATENTS" shall mean any and all patents other than Collaboration Patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, continuations-in-part, which (i) RiboGene owns, controls or has a license to (with the right to sublicense) as of the Effective Date, and (ii) would be infringed by the conduct of the Research Program, the Development Program, or the manufacture, use or sale of Products.

        1.28 "RIBOGENE SUBSTANCES" shall mean those natural extracts, natural compounds and synthetic compounds which RiboGene owns or has licensed or sublicensed, and has the right to license or sublicense as of the Effective Date and during the Research Term, and which are screened in Assays in the course of the Research Program.

        1.29 "RIBOGENE TECHNOLOGY" shall mean, collectively, the RiboGene Patents, the RiboGene Know-How, the RiboGene Substances, and the Assays.

        1.30 "TAIL END PERIOD" shall mean [*] from the completion or termination of the Research Term, the purpose of which is to [*].

        1.31    "TARGETS" shall mean ppGpp and Deformylase.

        1.32 "TERRITORY" shall have the meaning as defined in the License Agreement


                                       4.

                                   ARTICLE 2
                                RESEARCH PROGRAM

        2.1 CONDUCT OF THE RESEARCH PROGRAM. RiboGene and Dainippon will conduct the Research Program under the direction of the Research Committee.

        2.2     RESEARCH COMMITTEE.

                (a) FORMATION OF RESEARCH COMMITTEE. The Research Committee shall consist of an equal number of members from Dainippon and RiboGene, appointed and substituted by each party as necessary from time to time. Each member shall have appropriate technical credentials and knowledge and ongoing familiarity with the Research Program. The chairperson of the Research Committee shall be an employee of the party hosting the meeting. All decisions of the Research Committee shall be unanimous and shall be recorded in the minutes of the Research Committee.

                (b) MEETINGS OF RESEARCH COMMITTEE. The Research Committee shall meet quarterly at such times as shall be mutually agreed upon by the parties and at a site alternating between RiboGene's and Dainippon's place of business, or as otherwise mutually agreed. Dainippon and RiboGene shall bear the travelling expenses and accommodation charges of its own members attending meetings of the Research Committee.

                (c) RESPONSIBILITIES OF THE RESEARCH COMMITTEE. The Research Committee shall coordinate the activities carried out under the Research Program and monitor the progress of the Research Program. The Research Committee may revise or extend the Research Program as necessary to achieve the overall goal of discovering Active Compounds, developing Licensed Compounds, and commercializing Products; provided, however, that any such revision or extension shall be subject to agreement, if necessary, as to reimbursement of any additional costs. In particular, the Research Committee shall carry out the following responsibilities during the Research Term and the Tail End Period:

                (1)     define the yearly research and development objectives,
                (2) determine which Dainippon or RiboGene Substances have shown sufficient activity in one or more Assays to be classified as an Active Compound,
                (3) define and coordinate activities required to carry out further development and optimization of Active Compounds,
                (4) recommend to Dainippon the Licensed Compounds and the Licensed Back-Up Compounds for development under the License Agreement and updating the list of Licensed Compounds in Exhibit 4.2,
                (5) determine the scope, countries, timing and other matters relating to patent applications to be filed under this Agreement.

                (d) MODIFICATION OF CRITERIA FOR ACTIVE COMPOUND AND LICENSED COMPOUND. The Research Committee shall monitor the appropriateness of the criteria for Active Compound and Licensed Compound set forth in Exhibits 1.1 and Exhibit 2.3, respectively, in light of the results obtained from the Research Program and may, if warranted,


                                       5.

modify such criteria as necessary in order to achieve the objectives of the Research Program. Any such modifications shall be in a writing, signed by both parties, which amends Exhibit 1.1 or Exhibit 2.3, as the case may be.

        2.3     SELECTION AND ABANDONMENT OF COMPOUNDS.

                (a) ACTIVE COMPOUNDS. Each Dainippon Substance and RiboGene Substance which meets the criteria set forth in Exhibit 1.1 to the satisfaction of the Research Committee shall be designated as an Active Compound and shall be further developed and optimized.

                (b) LICENSED COMPOUNDS. Each Active Compound which meets the criteria set forth in Exhibit 2.3 to the satisfaction of the Research Committee may be recommended by the Research Committee to Dainippon which shall have the right to select from those so recommended the Active Compound for the GLP Toxicology Study and further development and commercialization under the License Agreement. Such selection shall be made by written notice to RiboGene. Each Active Compound so selected shall be designated a Licensed Compound and shall be covered by the terms of the License Agreement.

                (c) LICENSED BACK-UP COMPOUNDS. The Research Committee shall recommend to Dainippon, and Dainippon shall select the Licensed Back-Up Compounds for each Licensed Compound selected as hereinabove provided. Such selection shall be made by written notice to RiboGene at the same time the related Licensed Compound is selected. Dainippon shall have the right to substitute any Licensed Back-Up Compound for the related Licensed Compound as provided in the License Agreement.

                (d) REMAINING ACTIVE COMPOUNDS AND SUBSTANCES. Each Dainippon Substance, RiboGene Substance and Active Compound not selected as a Licensed Compound or Licensed Back-Up Compound and each Inactive Derived Compound shall be returned to the party having ownership thereof in accordance with Section 3.1(c).

        2.4 [*] During the term of the Research Program, RiboGene will [*] at Dainippon's request and expense, [*] to facilitate and enhance the collaboration between the parties under the Research Program. Dainippon will [*] from time to time, at RiboGene's request and expense, [*]. Each party may replace its visiting research scientist from time to time with a different visiting research scientist.

        2.5 OBLIGATION TO INFORM. Each party hereby agrees to keep the Research Committee fully informed on a monthly basis of the progress of the Research Program. Such monthly reports shall describe the results of the research work carried out under the Research Program, including the results of the screening activities conducted with the Assays and in vitro and in vivo antibacterial activity tests, but shall not include information on inactive Compounds or Substances, except that the information on those inactive Compounds or Substances structurally related to Active Compound or possible Active Compound shall be included in such monthly reports.

        2.6 RESOURCE ALLOCATION. Each party shall devote the same degree of attention, resources and diligence to its respective obligations under the Research Program as it devotes to high priority compounds of its own discovery and development programs. RiboGene shall devote


                                       6.

an average of [*] to the Research Program during the Research Term. RiboGene shall promptly inform Dainippon of any changes in the assignments of any such FTEs and shall promptly add or substitute individuals of comparable or superior skills into the Research Program, in place of one or more of the original FTEs, as circumstances dictate, and shall inform Dainippon, in advance, of all plans of such additions or substitutions of individuals.

        2.7 ADDITIONAL TARGETS. At any time during the Research Term, the parties may wish to expand the scope of the Research Program to cover targets in addition to the Targets. The parties shall determine in good faith negotiations whether they can agree on the terms of a separate agreement which shall cover the discovery, development and commercialization of compounds acting on those additional targets; provided, however, neither party shall be obligated to enter into such negotiations or to reach agreement if negotiations are conducted.

        2.8 EXCLUSIVE COLLABORATION. Dainippon and RiboGene agree that during the term of this Agreement, the collaboration under the Research Program shall be on an exclusive basis within the Field.


                                   ARTICLE 3
               OWNERSHIP OF INTELLECTUAL PROPERTY; LICENSE GRANTS

        3.1     OWNERSHIP.

                (a) DAINIPPON TECHNOLOGY. RiboGene acknowledges and agrees that Dainippon is and shall remain the sole owner of the Dainippon Technology and that RiboGene has no rights in or to any of them other than the license and rights specifically granted herein and the licenses granted pursuant to the License Agreement.

                (b) RIBOGENE TECHNOLOGY. Dainippon acknowledges and agrees that RiboGene is and shall remain the sole owner of the RiboGene Technology and that Dainippon has no rights in or to any of them other than the rights specifically granted herein and the license to be granted pursuant to the License Agreement.

                (c)     COLLABORATION TECHNOLOGY.

                        (i)     Dainippon shall own all rights under
Collaboration Technology regarding Active Compounds, Licensed Compounds, Licensed Back-Up Compounds, Inactive Derived Compounds and Products which are Dainippon Substances, or which are derived by Dainippon from Dainippon Substances. RiboGene shall have no rights to such Collaboration Technology owned by Dainippon except as expressly granted under this Agreement or the License Agreement.

                        (ii)    RiboGene shall own all rights under
Collaboration Technology regarding Active Compounds, Licensed Compounds, Licensed Back-Up Compounds, Inactive Derived Compounds and Products which are RiboGene Substances, or which are derived by RiboGene from RiboGene Substances. Dainippon shall have no rights to such Collaboration Technology owned by RiboGene except as expressly granted under this Agreement or the License Agreement.


                                       7.

                        (iii) The parties shall jointly own all rights under Collaboration Technology regarding Active Compounds, Licensed Compounds, Licensed Back-Up Compounds, Inactive Derived Compounds and Products which are derived by RiboGene from Dainippon Substances or by Dainippon from RiboGene Substances.

                        (iv) The parties understand that the optimization of Active Compounds and generation of derivatives of the Dainippon Substances and the RiboGene Substances shall be conducted by each party primarily with its own Substances, unless the parties specifically agree otherwise in writing. The parties understand further that such agreement shall not be unreasonably withheld if this would result in significant delays in the progress of the Research Program.

                        (v) Collaboration Technology which does not relate to Active Compounds, Licensed Compounds, Licensed Back-Up Compounds, Inactive Derived Compounds or Products shall be owned by either party alone or jointly with the other party depending on whether such Collaboration Technology was developed by a party alone or jointly with the other party. Inventorship shall be determined in accordance with the rules of inventorship under U.S. patent laws. Neither party shall have rights to such Collaboration Technology owned solely by the other party except as expressly granted under this Agreement or the License Agreement.

        3.2     MUTUAL RESEARCH LICENSE.

                (a) LICENSE GRANT. Each party hereby grants to the other party non-royalty bearing, worldwide, non-exclusive licenses under Dainippon Technology, RiboGene Technology, and Collaboration Technology, respectively, for the sole purpose of conducting the Research Program. The parties understand that the Assays will be disclosed to Dainippon only for the purpose of conducting the Research Program.

                (b) SUBLICENSING. Neither party may grant sublicenses under the licenses granted in subsection (a) above, except in the context of contract research or contract development by a third party as part of the Research Program, and then only after the prior written approval of the licensor. The terms of any sublicense shall conform with the terms of this Agreement in all respects.

        3.3 USE OF A PARTY'S OWN SUBSTANCES. Notwithstanding anything to the contrary in this Article 3, each party shall retain the right to use freely its own Dainippon or RiboGene Substances, respectively, which are not Active Compounds.

        3.4 RESEARCH. RiboGene and Dainippon agree that during the period of the Research Agreement and License Agreement, RiboGene has the right in any field to use or apply, have its Affiliates use or apply, grant to any third party a license under RiboGene owned or jointly owned Collaboration Technology to research, develop, make, have made, use and sell Active Compounds, other than Licensed Compounds, Licensed Back-Up Compounds and Products; provided, however, [*]. In addition, [*] agrees [*] or [*] which [*]. If Dainippon notifies RiboGene that it desires to have the rights and licenses under RiboGene Technology or RiboGene solely owned Collaboration Technology to sublicense, research, develop, make, have


                                       8.

made, use and sell any Active Compound [*] if any, as may be reached at that time. It is understood that Dainippon [*] use and apply, or have its Affiliates use and apply or grant to any third party a license under Dainippon owned and jointly owned Collaboration Technology to research, develop, make, have made, use and sell Active Compound [*].


                                   ARTICLE 4
                                 FINANCIAL TERMS

        4.1 RESEARCH PROGRAM FUNDING. Dainippon shall support RiboGene's costs of conducting the Research Program by making research payments as follows:

Due Date                                                      Amount
--------                                                      ------

Signing of this Agreement                                     US$2,000,000
First Anniversary of this Agreement                           US$2,000,000
Second Anniversary of this Agreement                          US$2,000,000


RiboGene shall provide Dainippon with a statement of the details of RiboGene's estimated costs of conducting the Research Program prior to the above payment by Dainippon and quarterly reports describing actual costs and expenses actually incurred at RiboGene. Any costs incurred by RiboGene during the Tail End Period for conducting research activities assigned to it by the Research Committee will be reimbursed by Dainippon. If an installment of the Research Program Funding would have become due on a date after Dainippon gives notice of termination of this Agreement pursuant to Section 11.2, then on such date Dainippon shall pay only such portion of the installment as shall apply to the remaining period of the Research Term which will occur after such date. If any amount of the Research Program Funding already paid by Dainippon hereunder is not used for the Research Program upon termination of this Agreement except for material breach by Dainippon, such unused amount shall be refunded to Dainippon.

        4.2 MANNER OF PAYMENT. Dainippon shall make the payments under Sections 4.1 within thirty (30) days of the due date by means of wire transfer to RiboGene's account in a bank in the United States to be designated by RiboGene.

        4.3 EQUITY PURCHASE. Dainippon agrees to purchase $2,000,000 in equity of RiboGene. Such equity purchase shall be made on or before February 13, 1998, as the purchase of 756,144 shares of RiboGene's Series G Preferred Stock ("Series G Preferred") at a price per share of $2.645. The Series G Preferred shall have substantially the same terms and conditions and shall be accompanied by substantially the same investors rights as RiboGene's Series E Preferred stock purchased by its existing major collaboration partner. The Stock Purchase Agreement, Amended Articles of Incorporation and Investors Rights Agreement and forms of closing certificates and related documents shall be prepared and agreed by Dainippon and RiboGene not later than February 5, 1998.


                                       9.

                                   ARTICLE 5
                         PATENT PROSECUTION AND DEFENSE

        5.1     PATENT PROSECUTION.

                (a) Applications for RiboGene Patents and Dainippon Patents shall be prosecuted and maintained by RiboGene and Dainippon, respectively, at such party's option and its own expense. However, RiboGene agrees it will not discontinue prosecuting or maintaining any such patent or application in any country of the Territory which covers a Licensed Compound or Product for which Dainippon has commenced preclinical development in the Territory unless Dainippon shall otherwise agree.

                (b) Each party shall be responsible for filing and prosecuting applications for its solely-owned Collaboration Patents, and for maintaining its solely-owned Collaboration Patents, in the Territory. The Research Committee will decide which party shall prosecute jointly-owned Collaboration Patents; [*] will bear [*] the cost of prosecuting jointly-owned patent applications and maintaining jointly-owned Collaboration Patents in the Territory; provided, however, that [*] shall bear such costs for applications and patents for any Licensed Compound or Product commencing as of [*]. The Research Committee also shall determine the countries in which to file applications for such Collaboration Patents in the Territory.

                (c) The prosecuting party shall keep the other party informed of the status of any applications for Collaboration Patents and any patents issued thereon. In particular, the prosecuting party shall provide to the other party a copy of any proposed filings or letters to and from the patent offices in the countries of the Territory. The other party shall have the right to review such drafts and letters, and shall provide comments to the prosecuting party within thirty (30) days after receipt thereof. The prosecuting party shall consider the other party's comments in good faith and revise the draft filings or letters as reasonably necessary to address the other party's concerns.

                (d) In the event that the prosecuting party decides not to proceed with prosecuting an application for a Collaboration Patent or filing a patent application in a country of the Territory, or not to maintain a Collaboration Patent in a country of the Territory, it shall give the other party sixty (60) days' notice before any relevant deadline, and the other party shall have the right to pursue, at its own expense, prosecution of such patent application or maintenance of such patent in the country, and such patent in the country shall be excluded from the licenses granted herein or in the License Agreement. However, RiboGene agrees it will not discontinue prosecuting or maintaining any such patent or application in any country of the Territory which covers a Licensed Compound or Product for which Dainippon has commenced preclinical development in the Territory unless Dainippon shall otherwise agree.

                (e) Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to prosecute patent applications as provided in this section, and to perfect the other's ownership interest in Collaboration Patents as allocated in Section 3.1, including, without limitation, the execution of necessary and appropriate instruments of assignment.


                                      10.

        5.2 INFRINGEMENT OF PATENTS BY THIRD PARTIES. Infringement of Dainippon Patents, RiboGene Patents or Collaboration Patents by third parties as well as infringement of third party patents by Dainippon shall be governed by the provisions of the License Agreement.


                                   ARTICLE 6
                             PUBLICATION; PUBLICITY

        6.1     PUBLICATION.

                (a) REVIEW AND APPROVAL. Each party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the Collaboration Know-How and the Collaboration Patents, subject to reasonable controls to protect Confidential Information, will be beneficial to both parties. However, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Research Program and/or includes Collaboration Know-How or Confidential Information of the reviewing party.

                (b) REVIEW AND APPROVAL PROCESS. At least thirty (30) days before any such paper is presented or submitted for publication, the party proposing publication shall deliver a complete copy to the other party. The receiving party shall review any such paper and give its comments to the publishing party within thirty (30) days of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than thirty (30) days from the delivery date thereof to the receiving party. The publishing party shall comply with the other party's request to delete references to any Confidential Information in any such paper and agrees to withhold publication of same in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement.

        6.2 PUBLICITY. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld, but in no case shall be withheld for longer than fifteen (15) days.

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

        Each party hereby represents and warrants:

        7.1 CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.


                                      11.

        7.2 DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        7.3 BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        7.4 INTELLECTUAL PROPERTY. Such party (i) has the full right to grant the licenses granted by it under this Agreement; and (ii) is not aware, to the best of its knowledge, of any claims by third parties to a conflicting ownership interest in its solely-owned Patents.

        7.5 RIBOGENE DISCLAIMER. THE RIBOGENE TECHNOLOGY, INCLUDING THE RIBOGENE SUBSTANCES, PROVIDED HEREUNDER, IS PROVIDED "AS IS" AND RIBOGENE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, RiboGene expressly does not warrant (i) the success of any study or test commenced pursuant to the Research Program, or (ii) the safety or usefulness for any purpose of RiboGene Technology or the Collaboration Know-How.

        7.6 DAINIPPON DISCLAIMER. THE DAINIPPON TECHNOLOGY, INCLUDING THE DAINIPPON SUBSTANCES, PROVIDED HEREUNDER ARE PROVIDED "AS IS" AND DAINIPPON EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Dainippon expressly does not warrant the safety or usefulness for any purpose of the Dainippon Technology or the Collaboration Know-How.


                                   ARTICLE 8
                                 INDEMNIFICATION

        8.1 INDEMNIFICATION BY RIBOGENE. RiboGene shall indemnify Dainippon, its Affiliates and sublicensees, and all their officers, directors, employees and agents, for any reasonable out-of-pocket costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments agreed with the third party claimants, payable or owed by Dainippon in connection with any demands, law suits and other legal actions of third parties ("Third Party Claim") arising from (i) the performance or breach of this Agreement or the


                                      12.

License Agreement by RiboGene, (ii) any negligent actions or willful misconduct by RiboGene, its Affiliates, agents or sublicensees, and (iii) the possession, manufacture, use, sale or administration of Active Compounds, Inactive Derived Compounds, Licensed Compounds, Licensed Back-Up Compounds or Products by RiboGene or RiboGene's Affiliates or sublicensees.

        8.2 INDEMNIFICATION UNDERTAKING BY DAINIPPON. Dainippon shall indemnify RiboGene, its Affiliates and sublicensees, and all their officers, directors, employees and agents, for any reasonable out-of-pocket costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments agreed with the third party claimants payable or owed by RiboGene in connection with any Third Party Claim arising from (i) the performance or breach of this Agreement or the License Agreement by Dainippon,
(ii) any negligent actions or willful misconduct by Dainippon, its Affiliates, agents or sublicensees, and (iii) the possession, manufacture, use, sale or administration of Active Compounds, Inactive Derived Compounds, Licensed Compounds, Licensed Back-Up Compounds or Products by Dainippon or Dainippon's Affiliates or sublicensees.

        8.3     CONDITIONS AND LIMITATIONS OF INDEMNIFICATION OBLIGATION.

                (a) In order to maintain the right to be indemnified by the other party ("Indemnitor"), the party claiming indemnification ("Indemnitee") must:

                        (i) notify the Indemnitor promptly after learning of a Third Party Claim;

                        (ii) allow the Indemnitor to manage and control (by way of intervention or otherwise) the defense and/or settlement of any such Third Party Claim against the Indemnitee;

                        (iii) cooperate with the Indemnitor in the defense or the settlement negotiations of Third Party Claims as reasonably required by the Indemnitor;

                        (iv) abstain from making any statements or taking any actions which damage the defense against a Third Party Claim (including, without limitation, any statements against the interest of the Indemnitee or admissions of causation or guilt);

                        (v) submit to the Indemnitor for prior approval (which shall not be unreasonably withheld) any out-of-pocket expenditures to be made in connection with the defense against a Third Party Claim.


                (b) The Indemnitor shall not agree to any settlement that adversely affects the Indemnitee's rights or interest without the Indemnitee's prior written approval (which approval shall not be unreasonably withheld). If the Indemnitor assumes the control of the defense against a Third Party Claim, any out-of-pocket costs and expenses of the Indemnitee approved pursuant to subsection (v) above shall be reimbursed based on an invoice and receipts showing the payment of such costs and expenses.


                                      13.

                (c) The Indemnitor shall have no obligation to indemnify the Indemnitee to the extent that a Third Party Claim results from the negligence or willful misconduct of the Indemnitee.


                                   ARTICLE 9
                                 CONFIDENTIALITY

        9.1 DISCLOSURE OF CONFIDENTIAL INFORMATION. Confidential Information disclosed by one party to the other pursuant to and during the term of this Agreement shall be subject to the confidentiality obligations set forth below:

                (a) if disclosed in writing and marked "confidential" or "proprietary" by the disclosing party prior to or at the time of the disclosure thereof, or if it would be apparent to a reasonable person, familiar with the disclosing party's business and the industry, that such information is of a confidential or proprietary nature; and

                (b) if within 30 days after disclosure of Confidential Information, the disclosing party informs the receiving party in writing of the confidential nature of the disclosed information, describing such information and referencing the place and date of the oral, visual or written disclosure and the names of the employees or officers of the receiving party to whom such disclosure was made.

        9.2 CONFIDENTIALITY AND NON-USE. Except to the extent expressly authorized by this Agreement or unless otherwise agreed in writing by the parties, each party agrees that, for the combined term of this Agreement and the License Agreement, and for [*] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information, unless the receiving party can demonstrate by competent proof that such Confidential
Information:

                (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of such Agreements;

                (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.


                                      14.

        9.3     AUTHORIZED DISCLOSURE.

                (a) Each party may disclose Confidential Information belonging to the other party to Affiliates and sublicensees who agree to be bound by similar terms of confidentiality. In addition, each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary to: (i) comply with applicable securities laws and regulations and other applicable governmental regulations, (ii) file or prosecute patents relating to Collaboration Technology, (iii) prosecute or defend litigation, (iv) file applications for Regulatory Approvals for Active Compounds, Licensed Back-Up Compounds, Licensed Compounds and Products, and (v) conduct pre-clinical or clinical trials with Active Compounds, Licensed Compounds and Products.

                (b) Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to subsection (a) above, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.


                                   ARTICLE 10
                           IMPORT AND EXPORT CONTROLS

        10.1 UNITED STATES LAWS. The parties understand and acknowledge that each of them is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export, re-export or diversion of certain products and technology to certain countries. Any and all obligations of Dainippon or RiboGene to provide access to or license any technology pursuant to this Agreement, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor or interim controlling legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Both parties also agree to comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "ACT") and shall refrain from making any payments to third parties which would cause Dainippon or RiboGene to violate the Act. Dainippon and RiboGene shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all United States laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.

        10.2 NON-UNITED STATES LAWS. Dainippon and RiboGene shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all non-United States laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without


                                      15.

limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such non-United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.


                                   ARTICLE 11
                                TERM; TERMINATION

        11.1 TERM. This Agreement shall expire at the end of the Tail End Period following the Research Term; provided, however, that Dainippon shall have the option to forego the Tail End Period and terminate the Research Program at the end of the Research Term by giving thirty (30) days prior written notice to RiboGene.

        11.2 VOLUNTARY TERMINATION BY DAINIPPON. Dainippon may give notice of termination of this Agreement at any time after one (1) year from the Effective Date which notice shall be effective one hundred eighty (180) days' after the date received by RiboGene. Dainippon shall reimburse RiboGene for the costs of any activities pursuant to the Research Program for which obligations were undertaken prior to receipt of such notice and which are incurred during or after the one hundred eighty (180) days period to the extent that such costs are not covered by the Research Program Funding already paid by Dainippon at that time pursuant to Section 4.1. If Dainippon terminates this Agreement pursuant to this Section 11.2, all rights and licenses to Active Compounds, Licensed Compounds, Licensed Back-Up Compounds, RiboGene Technology and Collaboration Technology granted to Dainippon under this Agreement or the License Agreement shall terminate.

        11.3 TERMINATION FOR MATERIAL BREACH. If either party materially breaches this Agreement, including, without limitation, its due diligence obligations under Section 2.7, and the breaching party has not within sixty (60) days of notice of breach from the non-breaching party (i) cured the breach or
(ii) initiated good faith efforts to cure such breach to the reasonable satisfaction of the non-breaching party, the non-breaching party may terminate this Agreement upon expiration of such sixty (60)-day period.

        11.4 LICENSES UPON TERMINATION FOR MATERIAL BREACH. In the event this Agreement is terminated by Dainippon based on a material breach by RiboGene, then RiboGene's license and rights shall terminate and Dainippon shall have a perpetual, paid-up exclusive worldwide license under RiboGene Technology and RiboGene owned and jointly owned Collaboration Technology to research, develop, make, have made, use and sell any Active Compound in any field. In the event this Agreement is terminated by RiboGene based on a material breach by Dainippon, then Dainippon's license and rights shall terminate and RiboGene shall have a perpetual, paid-up exclusive worldwide license under Dainippon Technology and Dainippon owned and jointly owned Collaboration Technology to research, develop, make, have made, use and sell any Active Compound in any field.

        11.5 LICENSES AFTER EXPIRATION OR TERMINATION. If upon expiration or termination of this Agreement other than due to breach by RiboGene, Dainippon has not developed [*] Licensed Compound, or if such development terminates [*] RiboGene shall have a perpetual exclusive [*] worldwide license under Dainippon solely owned Collaboration Technology to


                                      16.

research, develop, make, have made, use and sell any Active Compound and to use and apply non-compound related Collaboration Technology [*].

        11.6 SURVIVING RIGHTS. The obligations and rights of the parties under Sections 3.1, 3.3, 3.4, 4.1, 11.4, 11.5, 11.8, 12.6, and Articles 5, 6, 7,
8, and 9 shall survive expiration or termination of this Agreement.

        11.7 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. The termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including any damages arising from any breach hereunder.

        11.8 TERMINATION FOR BANKRUPTCY. To the extent permitted by law, in the event either party becomes insolvent, files bankruptcy or is declared bankrupt, the other party may terminate this Agreement immediately; provided, however, in the event of such termination the insolvent or bankrupt party shall assign to the other the intellectual property rights licensed under this Agreement subject only to the payment of any royalties agreed herein with respect to such intellectual property.


                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 WAIVER. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

        12.2 ASSIGNMENT. Neither party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidation, reorganization or acquisition of stock affecting actual voting control or of substantially all of the assets of the assigning party or (ii) to an Affiliate; provided, however, that in no event shall either party's rights and obligations hereunder be assigned without prior written notice to the other party. In any case, neither party may make an assignment of its assets which renders it unable to perform its material obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

        12.3 NOTICES. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or fourteen (14) days after mailing by registered or certified airmail, postage paid, to the other party at the following address:


                                      17.

In the case of RiboGene:            RiboGene, Inc.
                                    26118 Research Road
                                    Hayward, CA 94545
                                    Fax: (510) 293-2596
                                    Attention: President

         with a copy to:            Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA 94306
                                    Fax: (650) 857-0663
                                    Attention: Brian C. Cunningham, Esq.

In the case of Dainippon:           Dainippon Pharmaceuticals Co., Ltd..
                                    6-8 Doshomachi 2 chome, Chuo-ku
                                    Osaka 541-0045
                                    Japan
                                    Fax: 011 81 6 203 0059
                                    Attention: President

Either party may change its address for communications by a notice to the other party in accordance with this section.

        12.4 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        12.5 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

        12.6    CONSTRUCTION OF AGREEMENT AND CHOICE OF LAW; RESOLUTION OF
DISPUTES.

                (a) This Agreement and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for the International Sale of Goods. The official text of the Agreement and any notices given or accounts or statements required hereby shall be in English.

                (b) All disputes which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall be first referred to the Research Committee for resolution. Any disputes which the Research Committee is unable to resolve within a reasonable period of time shall be resolved by the agreement of the Chief Executive Officers or the Presidents of the respective parties.

                (c) Any disputes which cannot be resolved in this manner shall be finally settled by arbitration in accordance with the Conciliation and Arbitration Rules of the


                                      18.

International Chamber of Commerce. The arbitration shall be held in San Francisco. The award rendered by the arbitration shall in any case be final and binding upon the parties hereto.

        12.7 FORCE MAJEURE. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

        12.8 INDEPENDENT CONTRACTORS. In making and performing this Agreement, Dainippon and RiboGene are, and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between RiboGene and Dainippon. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.

        12.9 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

        12.10 CUMULATIVE RIGHTS. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

        12.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

        12.12 ENTIRE AGREEMENT. This Agreement and any Exhibits referred to herein embodies the final and complete understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.


                                      19.

        IN WITNESS WHEREOF, both Dainippon and RiboGene have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year hereinabove written.

RIBOGENE, INC.                         DAINIPPON PHARMACEUTICAL CO., LTD.


By:                                    By:
   ---------------------------------      ------------------------------------
Name:  Charles J. Casamento               Name:  Takeshi Tomotake
Title: Chairman, President and            Title: President
       Chief Executive Officer


                                      20.

                                   EXHIBIT 1.1

                          CRITERIA FOR ACTIVE COMPOUNDS



[*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]
[*]                                          [*]


                                       i.

                                   EXHIBIT 1.3

                                     ASSAYS


[*]
[*]
[*]
[*]
[*]
[*]
[*]


                                       i.

                                  EXHIBIT 1.23

                                RESEARCH PROGRAM

RiboGene Responsibility

[*]


Joint Responsibility

[*]


Dainippon Responsibility

[*]


                                       ii.

                                   TIME FRAME

                                       [*]


          [*]                            [*]                                 [*]                                  [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]

                                       [*]


          [*]                            [*]                                 [*]                                  [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]
[*]                       [*]                                 [*]                                 [*]


                                      iii.

                               RiboGene Resources


RiboGene anticipates [*] during the Research Term. The [*] approximately as follows over the term of the Research Program.

Annual Breakdown:

                    [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]
[*]                 [*]                    [*]                    [*]


                                       iv.

                                   EXHIBIT 2.3

                         CRITERIA FOR LICENSED COMPOUNDS

Criteria for Licensed Compounds will be determined by the Research Committee and will be decided based on [*]. The following criteria [*] :

[*]


                                       v.